Innovus Pharmaceuticals, Inc. Acquires Semprae Laboratories, Inc.

— Adds Two Over the Counter Revenue-Generating Products, Zestra™ and Zestra Glide™, to its Female Sexual Health Product Pipeline

LA JOLLA, Calif., December 30, 2013 – Innovus Pharmaceuticals, Inc., (“Innovus Pharma” or the “Company”) www.innovuspharma.com (OTC: BB: INNV) today announced that the Company acquired Semprae Laboratories, Inc. (“Semprae”) through a merger and for shares of common stock of Innovus Pharma. Semprae is a New Jersey company founded by women in 2008 with the goal of improving women’s sexual lives. From the beginning, Semprae has been marketing Zestra™, the first non-prescription product clinically proven to increase arousal, sensation, pleasure and satisfaction in women. In 2011, Semprae introduced Zestra Glide™, an accompanying water based lubricant. Together the two products had gross sales of approximately $1 million in 2013.

Innovus Pharma currently has two products targeting male sexual health including EjectDelay™ for premature ejaculation and CIRCUMserum™ to help alleviate reduced penile sensitivity

The acquisition of Semprae brings a number of benefits to Innovus Pharma:

1.	Immediate revenue-generating non-prescription products for women’s sexual health. The Company believes that Zestra™ is the only non-prescription product shown in published double-blind, placebo-controlled clinical trials in close to 300 women in the U.S. to have a statistical increase in desire, arousal and satisfaction in women with Female Sexual Arousal Disorder (“FSAD”) with minimal side effects; Zestra™ is recommended by many gynecologists, urologists and sex therapist due to its clinical efficacy and safety;

2.	Approximately $1 million in new additional annual gross revenues from the sales of these products;

3.	Strong intellectual property protection. Zestra™ is protected by patents extending to beyond 2021;

4.	Immediate retail presence in some of the largest U.S. retail chains such as Walmart, Target, K Mart and Drugstore.com and large drug wholesalers such McKesson, Cardinal Health and H.D. Smith;

5.	Over 85,000 retail customers for these two products; and

6.	Institutional venture shareholders, including Quakers Partners, L.P. and Versant Ventures, L.P.

“This acquisition of Semprae moves Innovus Pharma into the commercial revenue-generating stage with needed products in the female sexual health space,” said Dr. Bassam Damaj, President and Chief Executive Officer of Innovus Pharma. “In addition, it gives Innovus the needed retail infrastructure for distributing the rest of our OTC products in the US. The combination of Semprae’s two products with those of Innovus Pharma creates a company that is clearly an emerging leader in the over the counter male and female sexual health space.”

“The synergy of Innovus Pharma's products in the male sexual health space including EjectDelay™ for premature ejaculation and CIRCUMSerum™ to alleviate reduced penile sensitivity, with Semprae's products which target the female sexuality area including Zestra™ for female sexual arousal and Zestra Glide™ as a lubricant, uniquely position the Company in the sexual health category for further accelerated growth and expansion,” said Adele C. Oliva, Partner at Quaker Partners, L.P., a Philadelphia life sciences venture fund and one of the two lead venture investors in Semprae.

“The expertise of the Innovus management team, including Dr. Damaj’s past experience and success with other products in this category when he was CEO of Apricus Biosciences, will be very valuable to grow the Semprae products in the U.S. and internationally,” commented Camille Samuels, former Managing Partner and currently Affiliated Director at Versant Ventures, the other lead venture investor in Semprae.

Dr. Damaj added that Innovus Pharma expects to acquire or develop more products to treat male or female sexual health.

About Zestra™ and Glide™ and Female Sexual Arousal

Zestra™ is a patented blend of natural oils clinically-proven in double-blind placebo-controlled clinical trials in close to 300 women to increase in a statistical significant manner the arousal, desire and satisfaction in FSAD women. The product has been on the U.S . Canadian markets for approximately five years through major retailers such as Walmart, Target and K-Mart and drug wholesalers such as McKesson, Cardinal Health and HD Smith and through online sales. Zestra Glide™ is an accompanying water-based lubricant developed and sold by Semprae. For more information visit www.zestra.com

To date, no product has been approved in the U.S. to treat FSAD, a persistent or recurring inability to attain or maintain adequate sexual excitement until the completion of a sexual activity. The diagnosis can also refer to an inadequate lubrication-swelling response normally present during arousal and sexual activity causing personal distress. Published papers on the FSAD market size estimate it to be equal or larger than the market for erectile dysfunction in males, and possibly larger.

About EjectDelay™ and Premature Ejaculation

EjectDelay™ is an over-the-counter (“OTC”) U.S. Food and Drug Administration and Health Canada compliant proprietary topical treatment containing the drug benzocaine and indicated for delay of premature ejaculation (“PE”). The drug typically works within minutes of application to the glans of the penis. In clinical trials, the application of benzocaine has been shown to delay premature ejaculation by several minutes. For more information visit www.ejectdelay.com.

PE is the most common sexual dysfunction reported by men but is still under-diagnosed and under-treated. PE can happen at any age and its prevalence is consistent across all ages. In an article in The Journal of Sexual Medicine in 2007 Sex Med 2007, D.L. Patrick, D. Rowland and M. Rothman state, “Global studies consistently report that 20-30% of men experience PE worldwide. This means that PE is experienced at similar rates across the globe.”

About CIRCUMserumTM and Reduced Penile Sensitivity

Innovus Pharma acquired the ex-U.S. rights to CIRCUMserumTM from Centric Research Institute (CRI) in early 2013. Reduced Penile Sensitivity (“RPS”) refers to the condition of decreased sensation in the penis during sexual activity. Subjects with RPS report difficulty in stimulating the penis, maintaining erection, and/or achieving orgasm. The duration of intercourse is typically prolonged due to delayed orgasm.

Normal ejaculation is quantified and diagnosed by the time it takes a man to ejaculate from penetrating the vagina. Normal men will ejaculate between 4-8 minutes following penetration of the vagina. Loss of sensation in the penis will cause men to ejaculate after longer than 15 minutes and may take up to 30 minutes, with some never being able to ejaculate.

CIRCUMserumTM is an all-natural cream with the active medicinal excipient cinnamon oil (cinnamaldehyde) at 0.75%. CIRCUMserumTM activates the TRPA1 channels, leading to exciting the nociceptive responsive nerve endings to increase penile sensitivity without affecting the thickness of the skin. For more information visit www.circumserum.com.

About Innovus Pharmaceuticals, Inc.

Innovus Pharma, headquartered in La Jolla, California, is an emerging pharmaceuticals company that delivers innovative and uniquely presented and packaged health solutions through its over-the-counter medicines and consumer and health products.

For more information, go to www.innovuspharma.com.

INNOVUS PHARMA’S FORWARD-LOOKING Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, receiving approval or to be compliant with the requirements of any relevant regulatory authority relating to such products, to successfully commercialize or maintain the sales of such products as Zestra™ and Zestra GlideTM and to achieve its other development, commercialization and financial objectives and to fully integrate Semprae into the Company. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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Innovus Pharma Contact:

Kevin Holmes

Chesapeake Group

info@chesapeakegp.com

T: 410-825-3930